Exhibit 10.5

PERFORMANCE UNIT AWARD AGREEMENT (CASH)

Issued Pursuant to the

Barnes & Noble Education, Inc. Equity Incentive Plan

THIS PERFORMANCE UNIT AWARD AGREEMENT (this “Agreement”), effective as of the grant date (the “Grant Date”) set forth in the attached Performance Unit Award Certificate (the “Certificate”), represents the grant of such number of Performance Units set forth in the Certificate by Barnes & Noble Education, Inc. (the “Company”), to the person named in the Certificate (the “Participant”), subject to the terms and conditions set forth below, the Certificate and the provisions of the Barnes & Noble Education, Inc. Equity Incentive Plan (the “Plan”).

All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

1. Valuation of Performance Units. Each Performance Unit shall represent the right to receive an amount in cash based upon the attainment of certain financial goals (“Performance Criteria”) during a specified period of time (the “Performance Period”) under a specified payment formula (the “Payment Formula”), each of which shall be specified in the Certificate. Following the end of the Performance Period, the Committee shall certify the level of attainment of the Performance Criteria and the amount payable under the Payment Formula as a result thereof; provided that the Committee shall have discretion to reduce (but not increase) the amount otherwise payable under the Performance Units (the amount so payable (after the application of such discretion, if any), the “Payment Value”).

2. Payment. As soon as administratively practicable following the end of the Performance Period, the Company shall pay to the Participant an amount in cash equal to the Payment Value (such payment date, the “Payment Date”); provided, however, if the Participant’s employment or service terminates before the Payment Date, all Performance Units granted hereunder shall be forfeited. In order to receive payment for the Performance Units, the Participant must be continuously employed by the Company or any of its Affiliates from the Grant Date through the Payment Date.

3. Nontransferability. The Performance Units granted hereunder may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. No assignment or transfer of any Performance Units in violation of this Section 3, whether voluntary or involuntary, by operation of law or otherwise, except as required by applicable law, shall vest in the assignee or transferee any interest whatsoever.

4. Withholding Taxes. The Company shall have the right to withhold from wages or other amounts otherwise payable to the Participant, or otherwise require the Participant to pay, any federal, state, local or foreign income taxes, withholding taxes or employment taxes required to be withheld by law or regulations (“Withholding Taxes”) arising as a result of the grant of Performance Units, the payment of the Payment Value, or any other taxable event occurring pursuant to the Plan, this Agreement or the Certificate. If, notwithstanding the foregoing, the Participant shall fail to actually or constructively make such tax payments as are required, the Company (or its Affiliates) shall, to the extent permitted by law, have the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such Withholding Taxes. In satisfaction of the requirement to pay Withholding Taxes, the Company, in its discretion, may elect to satisfy the obligation for Withholding Taxes by retaining a portion of the Payment Value equal to the amount of any Withholding Taxes due on the Payment Date.

5. Recoupment. The Committee may, in its sole discretion, direct that the Performance Units be cancelled or that the Company recoup, and upon demand by the Company, the Participant agrees to return to the Company, any gain realized under a previously paid Performance Unit if (a) the Participant, without the consent of the Company, while employed by or providing services to the Company or any of its Affiliates, (i) violates a non-competition, non-solicitation or non-disclosure agreement, (ii) otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities or (iii) to the extent applicable to the Participant, otherwise violates any policy adopted by the Company or any of its Affiliates relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to the Participant by the Company or any of its Affiliates as such policy is in effect on the date of grant of the Performance Units or, to the extent necessary to address the requirements of applicable law (including Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 10D of the Exchange Act, Section 304 of the Sarbanes-Oxley Act of 2002 or any other applicable law), as may be amended from time to time or (b) if a financial restatement reduces the amount that would have been earned under such Performance Unit. The amount to be recouped shall be determined by the Committee in its sole discretion but shall not exceed the Payment Value. If after a demand for recoupment under this Section 5, the Participant fails to return any amount paid by the Company, the Participant acknowledges that the Company has the right to effect the recovery of the amount paid and the amount of its court costs, attorneys’ fees and other costs and expenses incurred in connection with enforcing this Agreement.

6. Administration. (a) Generally. This Agreement and the rights of the Participant hereunder and under the Certificate are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe and make all determinations necessary or appropriate to the administration of the Plan, this Agreement and the Certificate, all of which shall be binding upon the Participant.

(b) Conflicts. The order of precedence as between the Plan, this Agreement or the Certificate, and any written employment agreement between Participant and the Company shall be as follows: If there is any inconsistency between (i) the terms of this Agreement or the Certificate (on the one hand) and the terms of the Plan (on the other hand); or (ii) any such written employment agreement (on the one hand) and the terms of the Plan (on the other hand), the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement, the Certificate or the written employment agreement (as the case may be). If there is any inconsistency between the terms of this Agreement or the Certificate (on the one hand) and the terms of Participant’s written employment agreement, if any (on the other hand), the terms of this Agreement or the Certificate (as the case may be) shall completely supersede and replace the conflicting terms of the written employment agreement unless such written employment agreement was approved by the Committee, in which event such written employment agreement shall completely supersede and replace the conflicting terms of this Agreement or the Certificate (as the case may be).

7. Exclusion from Other Computations. By acceptance of the Performance Units granted hereunder, the Participant hereby agrees that any income or gain realized upon the receipt or disposition of the Performance Units is special incentive compensation and shall not be taken into account, to the extent permissible under applicable law, as “wages”, “salary” or “compensation” in determining the amount of any payment under any pension, retirement, incentive, profit sharing, bonus, severance or deferred compensation plan of the Company or any of its Affiliates.

8. Change of Control. In the event of the occurrence of a Change of Control of the Company, the Committee, in its sole discretion, may cause any unvested Performance Units granted hereunder to vest.

9. Miscellaneous.

(a) Annual Bonus. With respect to Participants who are party to employment agreements that provide for annual bonus compensation, the Payment Value shall constitute annual bonus compensation.

(b) No Right to Employment. Neither this Agreement nor the Certificate shall confer upon the Participant any right to continuation of employment by the Company, nor shall this Agreement or the Certificate interfere in any way with the Company’s right to terminate the Participant’s employment at any time.

(c) Successors. All obligations of the Company under the Plan, this Agreement and the Certificate, with respect to the Performance Units granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

(d) Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

(e) Consent to Board or Committee Action. By accepting this grant of Performance Units, the Participant and each person claiming under or through the Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

(f) Amendment. The Committee may, with the consent of the Participant, at any time or from time to time amend the terms and conditions of this grant of Performance Units. In addition, the Committee may at any time or from time to time amend the terms and conditions of this grant of Performance Units in accordance with the Plan.

(g) Governmental Approvals. This Agreement and the Certificate shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(h) Governing Law. To the extent not preempted by federal law, this Agreement and the Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware.

(i) Compliance with Code Section 409A. The payment of the Payment Value under this Agreement is intended to comply with Code Section 409A, and this Agreement shall be interpreted, operated and administered consistent with this intent. Notwithstanding the preceding, the Company makes no representations concerning the tax consequences of this Agreement under Code Section 409A or any other federal, state, local, foreign or other taxes. Tax consequences will depend, in part, upon the application of the relevant tax law to the relevant facts and circumstances. The Participant should consult a competent and independent tax advisor regarding the tax consequences of this Agreement.

(j) [Section 162(m). To the extent the Committee determines it is desirable with respect to the Performance Units, all payments under this Agreement shall be intended to constitute “qualified performance-based compensation” within the meaning of Section 162(m) of the Code. This Award shall be construed and administered in a manner consistent with such intent.]

(k) Waiver of Trial by Jury. The Participant, every person claiming under or through the Participant, and the Company hereby waives to the fullest extent permitted by applicable law any right to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with the Plan, this Agreement or the Certificate.

(l) Exculpation. The Performance Units granted hereunder and all documents, agreements, understandings and arrangements relating hereto have been issued on behalf of the Company by officers acting on its behalf and not by any person individually. None of the Directors, officers, or stockholders of the Company nor the Directors, officers or stockholders of any Affiliate of the Company shall have any personal liability hereunder or thereunder. The Participant shall look solely to the assets of the Company for satisfaction of any liability of the Company in respect of the Performance Units granted hereunder and all documents, agreements, understandings and arrangements relating hereto and will not seek recourse or commence any action against any of the Directors, officers or stockholders of the Company or any of the Directors, officers or stockholders of any Affiliate, or any of their personal assets, for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto with respect to the Performance Units granted hereunder.

(m) Captions. The captions in this Agreement are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

(n) Notices. Any notice that either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid or overnight courier, addressed as follows: if to the Company, at its office at 120 Mountain View Blvd, Basking Ridge, NJ 07920, Attn: Human Resources, or at such other address as the Company by notice to the Participant may designate in writing from time to time; and if to the Participant, at the address shown below his or her signature on the Certificate, or at such other address as the Participant by notice to the Company may designate in writing from time to time. Notices shall be effective upon receipt.

Performance Unit Award Certificate

Granted To:	Name
Address
City, State Zip

You have been awarded Performance Units of Barnes & Noble Education, Inc. (the “Company”), as described below. Subject to the terms of the Performance Unit Award Agreement and the Company’s Equity Incentive Plan (the “Plan”), each Performance Unit constitutes an unfunded and unsecured promise of the Company to deliver to you $[●] per performance unit.

Employee ID:	XXXXXXXX

Grant Date:	XX/XX/XX

Target Number of Performance Units Granted: [●]

Performance Period: The Performance Period shall be [XX/XX/XX] to [XX/XX/XX].

Performance Metrics:

[“Adjusted EBIT” which shall mean the Company’s income from ongoing operations (excluding income on investments and foreign currency gains) on a consolidated basis, before deduction of interest payments and income taxes, as reported in the Company’s income statement for fiscal year [2015], and prior to accrual for amounts paid under the Performance Unit Awards and adjusted to exclude the effects of charges for (a) restructurings, discontinued operations, acquisitions, divestitures, debt restructuring or early repayment, inventory or asset write-downs, severance costs incurred in connection with any restructuring, divestiture or reorganization, extraordinary items and other unusual on non-recurring items, (b) any event either not directly related to the operations of the Company or not within reasonable control of the Company’s management, (c) the cumulative effect of tax or accounting changes or restatement and (d) non-routine litigation expenses such as shareholder derivative actions.

“Adjusted EBITDA” means adding Depreciation and Amortization to Operating Income/(Loss) as reported in the Company’s audited financial statements and adjusted to exclude the current year LIFO inventory accounting benefit.]

“Individual Performance Goals” means [●]

Threshold Performance Metric: [$[●] of Adjusted EBIT]. For the avoidance of doubt, if this Threshold Performance Metric is not achieved, then none of the Performance Units shall vest.

Adjusted EBITDA Target: $[●]

Performance Vesting: [●]% of the Performance Units will vest based on the Adjusted EBITDA level achieved during the Performance Period (the “EBITDA Performance Units”) and [●]% of the Performance Units will vest based on the Individual Performance Goals (the “Individual Performance Units”), as set forth below.

Level of Achievement of Adjusted EBITDA Target	% of EBITDA Performance Units Vested
[0% – less than 50%	[0%
50% – less than 75%	25%
75% – less than 100%	62.5%
100% – less than 112.5%	100%
112.5% – less than 125%	108.5%
125% or more]	117%]

Level of Achievement of Individual Performance Goals	% of Individual Performance Units Vested
below [●]	0%
[●]	[● ]%
[●]	[● ]%
[●] and above	[● ]%

Time Vesting: Except as otherwise set forth in the Performance Unit Award Agreement, you must be continuously employed by the Company or any of its Affiliates during the entire Performance Period in order to vest in any portion of the Target Number of Performance Units Granted.

By your signature below, you agree that these Performance Units are awarded under and governed by the terms and conditions of the Plan and the Performance Unit Award Agreement, all of which are attached and made a part of this document. You further acknowledge and understand that the Committee shall have discretion to reduce or increase the amount otherwise payable under the Performance Units (including, based on the level of achievement of underlying Performance Metrics applicable to you).

Signature:	Date:

NOTE: If there are any discrepancies in the name or address shown above, please make the appropriate correction on this form.

PLEASE RETURN TO:

Barnes & Noble Education, Inc.

120 Mountain View Blvd

Basking Ridge, NJ 07920

Attn: Human Resources

[Phone]

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